Exhibit 99.2

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

References to the “Company,” “Inflection Point Acquisition Corp. II,” “our,” “us” or “we” refer to Inflection Point Acquisition Corp. II. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included in Exhibit 99.1 to the Current Report on Form 8-K to which this Management’s Discussion and Analysis of Financial Condition and Results of Operations is attached as Exhibit 99.2. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under the sections of the Proxy Statement/Prospectus enttitled “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in the Proxy Statement/Prospectus.

Overview

Until March 13, 2025, we were a special purpose acquisition company incorporated in the Cayman Islands on March 6, 2023, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar Business Combination with one or more businesses. Our intent was to effectuate our Business Combination, including the USARE Business Combination using cash derived from the proceeds of the IPO and the sale of the Private Placement Warrants, our shares, debt or a combination of cash, our shares and debt.

We incurred significant costs in the pursuit of our acquisition plans.

Results of Operations

We have neither engaged in any operations nor generated any revenues through December 31, 2024. Our only activities from March 6, 2023 (inception) through December 31, 2024 were organizational activities, those necessary to prepare for our IPO, described below, and subsequent to the IPO, identifying a target company for a Business Combination and activities in connection with the USARE Business Combination. We did not generate any operating revenues from March 6, 2023 (inception) through December 31, 2024. We generated non-operating income in the form of interest income on cash and cash equivalents and dividend income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended December 31, 2024, we had net income of $7,899,035, which consists of dividend income earned on marketable securities held in the Trust Account of $12,019,932, change in fair value of Forward Purchase Agreement of $435,568 and interest income from bank of $5,755, partially offset by formation and operating costs of $4,077,377 and loss on issuance of Forward Purchase Agreements of $484,843.

For the period from March 6, 2023 (inception) through December 31, 2023, we had net income of $6,748,069, which consists of dividend income earned on marketable securities held in the Trust Account of $7,721,518 and interest income from bank of $11,763, partially offset by formation and operating costs of $985,212.

Business Combination with USARE

On August 21, 2024 (the “Signing Date”) the Company entered into the that certain business combination agreement by and among the Company, USARE and Merger Sub (as amended on November 12, 2024 and January 30, 2025, the “USARE Business Combination Agreement”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub merged with and into USARE (the “Merger”), with USARE continuing as the surviving company and a direct wholly owned subsidiary of the Company. The transactions contemplated by the Business Combination Agreement are referred to herein as the “USARE Business Combination.” The combined company’s business continues to operate through USARE and its subsidiaries. In connection with the closing of the USARE Business Combination (the “Closing”), the Company changed its name to “USA Rare Earth, Inc.” (such company after the closing of the USARE Business Combination, “New USARE”).

The Domestication

The Company , subject to obtaining the required shareholder approvals and at least one day prior to the date of the closing of the USARE Business Combination (the “Closing” and the date of the Closing, the “Closing Date”), changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Prior to, but on the same day as, the Domestication, the Company provide its public shareholders the opportunity to redeem their Public Shares on the terms and conditions set forth in the USARE Business Combination Agreement and the Company’s governing documents (the “Redemption”). The Company redeemed 128,140 Public Shares in the Redemption.

By virtue of the Domestication and subject to the satisfaction or waiver of the conditions of the USARE Business Combination Agreement, including approval of the Company’s shareholders: (i) immediately prior to the Domestication, pursuant to the Sponsor Support Agreement (as defined below) each of the then issued and outstanding Class B ordinary shares of the Company converted automatically, on a one-for-one basis, into one (1) Class A ordinary share, par value of $0.0001 per share, of the Company (each a “Class A Ordinary Share”) (the “Sponsor Share Conversion”); and (ii) in connection with the Domestication, (x) each then issued and outstanding Class A Ordinary Share (that was not redeemed pursuant to the Redemption) converted automatically, on a one-for-one basis, into one (1) share of common stock, par value $0.0001 per share, of the Company (after the Domestication) (the “New USARE Common Stock”); (y) each of the then issued and outstanding warrants representing the right to purchase one Class A Ordinary Share converted automatically into a warrant to acquire one (1) share of New USARE Common Stock (each a “New USARE Warrant”); and (z) each of the then issued and outstanding units of the Company was cancelled and each holder thereof became entitled to one share of New USARE Common Stock and one-half (1/2) of one New USARE Warrant.

 The Merger and Consideration

Subject to, and in accordance with the terms and conditions of the USARE Business Combination Agreement, immediately prior to the effective time of the Merger (the “Effective Time”), (i) each warrant to purchase Class C convertible preferred units of USARE (the “USARE Class C Convertible Preferred Units”) or Class C-1 convertible preferred units of USARE (the “USARE Class C-1 Convertible Preferred Units”) was automatically be exercised on a cashless basis in full in accordance with its terms and (ii) immediately thereafter, each then-issued and outstanding USARE Class C Convertible Preferred Unit and each then-issued and outstanding USARE Class C-1 Convertible Preferred Unit (including each USARE Class C Convertible Preferred Unit and USARE Class C-1 Convertible Preferred Unit issued upon the automatic exercise described in the preceding clause (i)) was automatically converted into such number of Class B units of USARE (the “USARE Class B Units”) into which such USARE Class C Convertible Preferred Unit or USARE Class C-1 Convertible Preferred Unit, as applicable, was convertible in connection with the Merger pursuant to USARE’s Sixth Amended and Restated Operating Agreement, as amended (the “USARE OA”).

Subject to, and in accordance with the terms and conditions of the USARE Business Combination Agreement, at the Effective Time:

(i)	each unit of USARE that was owned by the Company, Merger Sub or USARE (in treasury or otherwise) immediately prior to the Effective Time (each an “Excluded Unit”) was cancelled and ceased to exist and no consideration was delivered in exchange therefore;

(ii)	each incentive unit (the “USARE Incentive Units”) that was issued and outstanding immediately prior to the Effective Time (other than Excluded Units), by virtue of the occurrence of the Merger, (x) to the extent the holder of such USARE Incentive Unit is continuously employed by or providing services to USARE from the Signing Date through the Effective Time, was automatically deemed to be fully vested, (y) regardless of such employment or service status, was automatically deemed exchanged or converted (on a cashless basis) into a fraction of one Class A unit of USARE (the “USARE Class A Units”) in accordance with the terms of such USARE Incentive Unit, the USARE OA and the Second Amended and Restated USA Rare Earth, LLC Incentive Plan and each USARE Class A Unit issued or issuable upon such deemed exchange or conversion was treated as being issued and outstanding immediately prior to the Effective Time;

(iii)	each warrant to purchase units of USARE (excluding the USARE Class A Preferred Investor Warrants (as defined below)) (the “USARE Warrants”) that was outstanding and unexercised immediately prior to the Effective Time was, by virtue of the occurrence of the Merger, automatically exercised or deemed exercised on a cashless basis in full in accordance with its terms immediately prior to the Effective Time, and each USARE Class A Unit or USARE Class B Unit issued or issuable upon such exercise was treated as being issued and outstanding immediately prior to the Effective Time;

(iv)	each USARE Class A Unit that was issued and outstanding immediately prior to the Effective Time (including all USARE Class A Units outstanding or deemed outstanding (a) upon the deemed exchange or conversion of the USARE Incentive Units and (b) upon the deemed exercise of the USARE Warrants, but excluding the Excluded Units) was cancelled and converted into the right to receive a number of shares of New USARE Common Stock equal to the Exchange Ratio (as defined below) (the “Per Unit Base Consideration”) and the right to receive, subject to the vesting conditions described below, a number of shares of New USARE Common Stock equal to the Earn-out Exchange Ratio (as defined below) (the “Per Unit Earn-out Consideration”);

(v)	each USARE Class B Unit that was issued and outstanding immediately prior to the Effective Time (including all USARE Class B Units outstanding or deemed outstanding upon the deemed exercise of the USARE Warrants, but excluding the Excluded Units) was cancelled and converted into the right to receive the Per Unit Base Consideration and the Per Unit Earn-out Consideration;

(vi)	each Class A-1 convertible preferred unit of USARE (the “USARE Class A-1 Convertible Preferred Units”) and each Class A-2 convertible preferred unit of USARE (the “USARE Class A-2 Convertible Preferred Units,” and together with the USARE Class A-1 Convertible Preferred Units, the “USARE Class A Convertible Preferred Units”) that was issued and outstanding immediately prior to the Effective Time (other than Excluded Units) was cancelled and converted into the right to receive one share of Series A Preferred Stock (as defined below); and

(vii)	each USARE Class A Preferred Investor Warrant (as defined below) was cancelled and converted into the right to receive a Series A Preferred Investor Warrant (as defined below) exercisable for a number of shares of New USARE Common Stock equal to the aggregate number of USARE Class A Units that would have been issued upon full exercise of such USARE Class A Preferred Investor Warrant (as defined below).

Pursuant to the USARE Business Combination Agreement, the aggregate consideration paid in, or in connection with, the Merger in respect of the outstanding equity securities of USARE (excluding the USARE Class A Convertible Preferred Units and the USARE Class A Preferred Investor Warrants (as defined below)) was (A) (i) the number of shares of New USARE Common Stock equal to the quotient of (a) (i) the $800,000,000 minus (ii) the aggregate indebtedness of USARE and its direct and indirect subsidiaries as of immediately prior to the Effective Time (subject to certain exceptions) divided by (b) the amount equal to the price at which each Public Share may be redeemed pursuant to the Redemption in connection with the Domestication (collectively, the “Aggregate Base Consideration”) plus (B) subject to the vesting and forfeiture effects of the Earn-out Exchange Ratio described below, up to 10,000,000 shares of New USARE Common Stock (the “Aggregate Earn-out Consideration”). The Aggregate Earn-out Consideration was subject to certain customary adjustments as described in the USARE Business Combination Agreement. The “Exchange Ratio” was equal to the quotient of (A) the Aggregate Base Consideration divided by the sum (without duplication) of the aggregate number of (i) USARE Class A Units that are issued and outstanding immediately prior to the Effective Time, (ii) USARE Class B Units that are issued and outstanding immediately prior to the Effective Time (including all USARE Class B Units issued upon conversion of all outstanding USARE Class C Convertible Preferred Units and USARE Class C-1 Convertible Preferred Units), (iii) all USARE Class A Units and USARE Class B Units issuable upon full exercise of all issued and outstanding USARE Warrants (calculated using the treasury method of accounting on a cashless exercise basis) and (iv) all USARE Class A Units and USARE Class B Units issuable upon full exercise, exchange or conversion of all issued and outstanding USARE Incentive Units (calculated using the treasury method of accounting on a cashless exercise basis) (such sum, the “USARE Fully Diluted Capital”).

The “Earn-out Exchange Ratio” was equal to the quotient of (A) the Aggregate Earn-out Consideration divided by (B) the USARE Fully Diluted Capital. 50% of the Aggregate Earn-out Consideration shall vest and be issued if, during the five year period beginning on the first anniversary of the Closing Date (the “Earnout Period”) the closing sale price of one share of New USARE Common Stock as reported on the national securities exchange on which such shares are then listed is greater than or equal to $15.00 for a period of at least twenty out of thirty consecutive Trading Days (as defined in the Business Combination Agreement). The remaining 50% of the Aggregate Earn-out Consideration shall vest and be issued if, during the Earnout Period, the closing sale price of one share of New USARE Common Stock as reported on the national securities exchange on which such shares are then listed is greater than or equal to $20.00 for a period of at least twenty out of thirty consecutive trading days. The Aggregate Earn-out Consideration may also vest upon a Change of Control (as defined in the USARE Business Combination Agreement) pursuant to which New USARE or its shareholders have the right to receive consideration if the implied value per share of New USARE Common Stock is equal to or above such price targets, with the amount of such consideration dependent upon the implied per share value reaching the thresholds discussed above).

In connection with the Closing:

i.	USARE and New USARE entered into a Seventh Amended and Restated Limited Liability Company Operating Agreement of USARE, to, among other things, admit New USARE as the manager of USARE; and

ii.	The Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Preferences, Rights and Limitations of 12% Series A Cumulative Convertible Preferred Stock Series A Preferred Stock (the “Series A Preferred Stock Certificate of Designation”) which sets forth the rights, preferences and privileges of the Series A Preferred Stock (as defined below).

Series A Preferred Stock Investment

In connection with the transactions contemplated by the USARE Business Combination Agreement, on the Signing Date, the Company, USARE and Inflection Point Fund I, LP, an accredited investor that is an affiliate of the Company and the Sponsor (the “Series A Preferred Stock Investor”) entered into a Securities Purchase Agreement (the “Series A SPA”). Pursuant to the Series A SPA, the Series A Preferred Stock Investor agreed, among other things, to purchase, at Closing, shares of New USARE’s 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Series A Preferred Stock Certificate of Designation (such stock the “Series A Preferred Stock”) and a warrant to purchase a number of shares of New USARE Common Stock equal to the amount of shares into which such shares of New USARE Common Stock underlying the Series A Preferred Stock are initially convertible (a “Series A Preferred Investor Warrant”), for an aggregate purchase price of $9,117,648 (the “Series A Preferred Stock Investment”). Each share of Series A Preferred Stock has a stated value of $12.00 (the “Stated Value”). Subsequently, on February 3, 2025, Inflection Point Fund pre-funded the Series A Preferred Stock Investment by purchasing an aggregate of 833,333 additional USARE Class A-2 Convertible Preferred Units and a USARE Class A Preferred Investor Warrant exercisable for an aggregate of 833,333 USARE Class A Units for an aggregate purchase price of approximately $8.5 million as part of an additional investment into USARE Class A-2 Convertible Preferred Units. Pursuant to a termination agreement, dated as of January 31, 2025, by and among the Company, USARE and Inflection Point Fund (the “Series A SPA Termination Agreement”), upon the pre-funding of the Series A Preferred Stock Investment, the Series A SPA was terminated.

In addition, pursuant to a Securities Purchase Agreement, dated as of August 21, 2024, as amended on January 22, 2025, by and among the Company, Michael Blitzer (the Company’s Chairman and Chief Executive Officer) and USARE, the Company agreed to issue at Closing, a number of shares of Series A Preferred Stock equal to the number of Blitzer Conversion Preferred Shares (as defined in the Proxy Statement/Prospectus) of Series A Preferred Stock to Mr. Blitzer exchange for his forgiveness of 50% of the then-outstanding balance of the convertible promissory note issued to him by the Company on August 13, 2024 (the “Note”). This Securities Purchase Agreement is in substantially the form of the Series A SPA, subject to appropriate changes to reflect that (i) the consideration to be paid by Mr. Blitzer is his forgiveness of 50% of the then-outstanding balance of the convertible promissory note issued to him by the Company on August 13, 2024 and (ii) Mr. Blitzer will not receive a Series A Preferred Investor Warrant.

On March 11, 2025, Inflection Point and USARE OpCo entered into additional Series A Cumulative Convertible Preferred SPAs with Inflection Point Fund and another accredited investor, Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (together with Inflection Point Fund, the “Additional Series A Cumulative Convertible Preferred Stock Investors”), pursuant to which the Additional Series A Cumulative Convertible Preferred Stock Investors agreed to purchase an aggregate of (i) 784,314 shares of Series A Preferred Stock and (ii) Series A Preferred Investor Warrants exercisable for an aggregate of 784,314 shares of New USARE Common Stock, subject to adjustment, for an aggregate purchase price of $8.0 million.

Sponsor Support Agreement

Concurrently with the execution of the USARE Business Combination Agreement, the Sponsor, the Company and USARE entered into a sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed to (i) vote to adopt and approve the USARE Business Combination Agreement and the other documents contemplated therein and the transactions contemplated therein and (ii) forfeit 60,000 New USARE Warrants for every $1,000,000 by which (x) the gross proceeds at the closing of the USARE Business Combination from the Trust Account (after giving effect to the Redemption plus (y) the gross proceeds from the Class A Preferred Unit Investment (as defined in the UASRE Business Combination Agreement), the Series A Preferred Stock Investment and any PIPE Investment (as defined in the USARE Business Combination Agreement) are below $50,000,000, up to a maximum of 1,500,000 New USARE Warrants forfeited. On January 31, 2025, the Sponsor, Inflection Point and USARE entered into an amendment to the Sponsor Support Agreement to eliminate the potential forfeiture of New USARE Warrants by the Sponsor.

Member Support Agreement

Concurrently with the execution of the USARE Business Combination Agreement, the Company, entered into a member support agreement (the “Member Support Agreement”) with USARE and certain members of USARE (the “Supporting USARE Members”) pursuant to which each such Supporting USARE Members have agreed to, among other things, support and vote in favor of the USARE Business Combination Agreement, and the transactions contemplated therein (including the Merger).

Fee Reduction Agreement

Pursuant to that certain Underwriting Agreement between the Company and Cantor Fitzgerald & Co., as representative of the several underwriters (“CF&CO”), dated May 24, 2023 (as it may be amended from time to time, the “Underwriting Agreement”), the Company previously agreed to pay to CF&CO an aggregate cash amount of $13,100,000 as “deferred underwriting commissions” (the “Original Deferred Fee”) upon the consummation of an initial business combination, as contemplated by the final prospectus of the Company, filed with the SEC (File No. 333- 271128), and dated May 24, 2024. Solely in connection with the USARE Business Combination, the Company, CF&CO and USARE have entered into that certain fee reduction agreement, dated as of August 20, 2024 (the “Fee Reduction Agreement”), pursuant to which, upon consummation of the USARE Business Combination, CF&CO will accept, in lieu of such Original Deferred Fee: (i) either (at the Company’s option) (A) a cash fee of $4,000,000 or (B) (1) a cash fee of $2,000,000 plus (2) 400,000 shares of New USARE Common Stock, plus (ii) 2.0% of the amount by which the Total Capital Raised (as defined in the Fee Reduction Agreement) exceeds $50,000,000. Additionally, solely if the Company elects to pay the all-cash fee discussed above, CF&CO will forfeit 1,650,000 Private Placement Warrants.

Amendment No. 1 to Business Combination Agreement

On November 12, 2024, the Company and USARE entered into that certain Amendment No. 1 to the Business Combination Agreement (the “BCA Amendment”). The BCA Amendment:

(i)  amends Section 2.02(b) and Section 2.03(b)(iii) to provide that in connection with the Business Combination, each USARE Class A Preferred Investor Warrant shall be cancelled and converted into the right to receive a Domesticated Purchaser Series A Preferred Investor Warrant (as defined in the Business Combination Agreement) exercisable for a number of shares of common stock of New USARE equal to the aggregate number of Class A units of USARE that would be issued upon full exercise of such USARE Class A Preferred Investor Warrant; and

(ii) amends Article X to define the term “Expiration Time” with respect to the Member Support Agreement (as defined in the Business Combination Agreement) to mean the earlier of the closing of the Business Combination or the termination of the Business Combination Agreement.

Amendment No. 2 to the Business Combination Agreement

On January 30, 2025, the Company and USARE entered into that certain Amendment No. 2 to the Business Combination Agreement to, among other matters, set out the proposed directors of New USARE, address certain other governance matters and modify certain document delivery conditions.

Forward Purchase Agreements

On March 11, 2025, the Company and USARE entered into (i) a forward purchase agreement with Harraden Circle Investors LP, Harraden Circle Special Opportunities LP and Harraden Circle Strategic Investments LP (collectively, “Harraden,” and such agreement, the “Harraden Forward Purchase Agreement”), (ii) a forward purchase agreement with Newtyn TE Partners, LP and Newtyn Partners, LP (collectively, “Newtyn,” and such agreement, the “Newtyn Forward Purchase Agreement”), and (iii) a forward purchase agreement with L1 Capital Global Opportunities Master Fund (“L1,” and such agreement, the “L1 Forward Purchase Agreement,” and together with the Harraden Forward Purchase Agreement and the Newtyn Forward Purchase Agreement, the “Forward Purchase Agreements”), each for over-the-counter Equity Prepaid Forward Transactions (each, a “Forward Purchase Transaction” and, together, the “Forward Purchase Transactions”). Each Forward Purchase Agreement amended, restated and superseded in its entirety a separate forward purchase agreements with each of the Sellers, dated March 10, 2025, which had identical terms to those described herein, except that the Reset Price (as defined in the Forward Purchase Agreements) was not subject to the floor price described below. For purposes of the Forward Purchase Agreements, each of Harraden, Newtyn and L1 are referred to, individually, as a “Seller” and, collectively, as the “Sellers”). For purposes of the Forward Purchase Agreements, the Company and New USARE are referred to as the “Counterparty” prior to and after the Business Combination, respectively.

Pursuant to the terms of the Forward Purchase Agreements, (i) Harraden agreed to hold up to 892,825 Public Shares, (ii) Newtyn agreed to hold up to 700,000 Public Shares, and (iii) L1 agreed to hold up to 297,669 Public Shares in connection with the Closing. For purposes of the Forward Purchase Agreements, the Public Shares held by each Seller are referred to as such Seller’s “FPA Shares.” Each Seller, acting separately and solely for its own account, was permitted, if necessary, to (i) reverse its previous election to redeem its Public Shares in connection with the Business Combination pursuant to the redemption rights set forth in Inflection Point’s amended and restated memorandum and articles of association or (ii) purchase Public Shares through a broker in the open market from holders of Public Shares (other than Inflection Point), including from holders who have previously elected to redeem their Public Shares in connection with the Business Combination pursuant to the redemption rights set forth in Inflection Point’s amended and restated memorandum and articles of association. The aggregate number of shares subject to each Forward Purchase Agreement (the “Number of Shares”) was the aggregate number of FPA Shares as notified to Counterparty by the applicable Seller, but in no event more than such Seller’s number of FPA Shares set forth above. Each Seller notified the Counterparty that it would subject the maximum Number of Shares to the their respective Forward Purchase Agreements. The Number of Shares is subject to reduction following the full or partial optional early termination of the Forward Purchase Agreements as described below.

Each Forward Purchase Agreement provides that no later than the earlier of (a) one business day after the Closing and (b) the date any assets from Inflection Point’s trust account are disbursed in connection with the Business Combination, the Seller under such Forward Purchase Agreement was paid directly, out of the funds held in Inflection Point’s trust account, an amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares and (ii) an amount (the “Initial Price”) equal to the redemption price per share payable to investors who elected to redeem in connection with the Business Combination.

From time to time on any day the Nasdaq is open for trading following the date of the Closing (any such date, an “OET Date”), each Seller may, in its absolute discretion, elect to sell any and all FPA Shares it owns. Any such sale shall automatically terminate such Seller’s Forward Purchaser Transaction in whole or in part with respect to any such number of sold shares. Seller shall, on any day of such OET Date, give written notice to the Counterparty of such termination and specify the number of sold FPA Shares (such quantity, the “Terminated Shares”). As of each OET Date, the Counterparty shall be entitled from Seller, and the Seller shall pay to the Counterparty, an amount equal to the product of (a) the then in effect Reset Price (as defined in the Forward Purchase Agreement and subject to a floor of $4.00) and (b) the number of Terminated Shares.

Each Forward Purchase Agreement’s maturity date will be the date 90 days after the Closing (the “Maturity Date”). Upon the occurrence of the Maturity Date, in exchange for delivery of the then Number of Shares under each Forward Purchase Transaction, the Counterparty shall pay each Seller an amount (the “Maturity Consideration”) equal to (i) the number of FPA Shares less the number of Terminated Shares multiplied by (ii) the Initial Price. The Seller will retain the Maturity Consideration from the Prepayment Amount paid by the Counterparty to the Seller.

Each Forward Purchase Agreements may each be terminated by any of the parties thereto if any of the following events occur: (a) failure to consummate the Business Combination on or before the Outside Date (as defined in the Business Combination Agreement), as such Outside Date may be amended or extended from time to time, (b) termination of the Business Combination Agreement prior to the Closing, (c) it being, or, as a consequence of a change in law, regulation or interpretation, it becomes or will become, unlawful for the Seller to perform any of its obligations contemplated by a Forward Purchase Agreement, or (d) upon the occurrence of any Material Adverse Change (as defined in the Forward Purchase Agreements) of the Counterparty (each of such events, an “Additional Termination Event”). Upon any termination that occurs following the closing of the Business Combination due to clauses (c) or (d) above, Counterparty shall be obligated to promptly accept for redemption all of Seller’s Shares in exchange for the Initial Price.

Closing of the USARE Business Combination

The USARE Business Combination closed on March 13, 2025. For additional information regarding the USARE Business Combination see the Company’s Current Report on Form 8-K to which this Management’s Discussion and Analysis of Financial Condition and Results of Operations is attached as Exhibit 99.2 and the Proxy Statement/Prospectus.

Liquidity, Capital Resources and Going Concern

Until the consummation of the IPO, our only source of liquidity was an initial purchase of shares of Class B ordinary shares, par value $0.0001 per share, by the Sponsor and loans from the Sponsor.

On May 30, 2023, we consummated the IPO of 25,000,000 Units, which included the partial exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 7,650,000 Private Placement Warrants to the Sponsor and Cantor Fitzgerald & Co., the representative of the underwriters of the IPO, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $7,650,000.

Following the IPO and the private placements, a total of $251,250,000 ($10.05 per Unit) was placed in the Trust Account. We incurred transaction costs of $18,361,877 consisting of $4,400,000 of cash underwriting discount, $13,100,000 of deferred underwriting fees, and $861,877 of other offering costs.

For the year ended December 31, 2024, cash used in operating activities was $1,398,564. Net income of $7,899,035 was affected by dividend income earned on marketable securities held in the Trust Account of $12,019,932, change in fair value of Forward Purchase Agreement of $435,568 and loss on issuance of Forward Purchase Agreements of $484,843. Changes in operating assets and liabilities used $2,673,058 of cash for operating activities.

As of December 31, 2024, we had marketable securities held in the Trust Account of $24,075,435 consisting of U.S. government treasury obligations with maturity of 185 days or less or interests in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. We were permitted withdraw interest from the Trust Account to pay taxes, if any. We intended to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions and taxes payable), to complete our initial Business Combination.

As of December 31, 2024, we had cash of $2,101. Prior to the USARE Business Combination, our intent was to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a Business Combination, to pay for directors and officers liability insurance premiums and to pay an aggregate of $27,083 per month (the “Monthly Fee”) to The Venture Collective LLC (“TVC”), an affiliate of one of our directors, Nicholas Shekerdemian, for the services of Peter Ondishin, Chief Financial Officer, and Kevin Shannon, Chief of Staff. On March 28, 2024, we entered into the Amendment to the Services and Indemnification Agreement, pursuant to which, the Monthly Fee paid to TVC, effective as of January 1, 2024, was reduced from $27,083 to (i) $17,708 for the period from January 1, 2024 to January 31, 2024 and (ii) $24,091 for the period starting February 1, 2024. On August 9, 2024, the Company entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of April 1, 2024, was reduced from $24,091 to $18,882 for the period starting April 1, 2024. The Monthly Fee was further reduced from $18,882 to $14,746 for the period starting September 1, 2024. On November 8, 2024, the Company entered into the Third Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of November 1, 2024, was reduced from $14,746 to $7,373 for the period starting October 1, 2024. Upon completion of a Business Combination or its liquidation, the Company will cease paying the Monthly Fee. For the year ended December 31, 2024 and for the period from March 6, 2023 (inception) through December 31, 2023, the Company incurred $204,541 and $196,806 for these services, respectively.

In order to finance working capital or to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors was permitted, but not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). In the event that the initial Business Combination did not close, the Company was permitted to use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would have been used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans was convertible into private placement warrants of the post Business Combination entity at a price of $1.00 per private placement warrant at the option of the lender. Such warrants would have been identical to the Private Placement Warrants.

On August 13, 2024, to document existing and future Working Capital Loans, the Company issued the Note to Michael Blitzer, the Company’s Chief Executive Officer, pursuant to which the Company may borrow up to $2,500,000 from Mr. Blitzer, related to ongoing expenses reasonably related to the business of the Company and the consummation of the Business Combination.

All unpaid principal under the Note was due and payable in full on the earlier of (i) August 21, 2025, or such later date by which the Company must consummate a Business Combination pursuant to its governing documents (as may be amended by a shareholder vote) and (ii) the effective date of a Business Combination (such earlier date, the “Maturity Date”), unless accelerated upon the occurrence of an event of default as set forth in the Note. Mr. Blitzer had the option, at any time on or prior to the repayment of amounts owed under the Note, to convert up to $1,500,000 outstanding under the Note into warrants to purchase Class A ordinary shares at a conversion price of $1.00 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. As of December 31, 2024, the Company has an outstanding borrowing of $1,200,000 under the Note.

Pursuant to a Securities Purchase Agreement, dated as of August 21, 2024, as amended on January 22, 2025, by and among the Company, Michael Blitzer and USARE, the Company has agreed to issue at Closing, a number of shares of Series A Preferred Stock equal to the number of Blitzer Conversion Preferred Shares (as defined in the Proxy Statement/Prospectus) to Mr. Blitzer exchange for his forgiveness of 50% of the then-outstanding balance of the Note. In addition, pursuant to a Securities Purchase Agreement, dated as of August 21, 2024, by and between USARE and Mr. Blitzer, USARE issued 122,549 USARE Class A-2 Convertible Preferred Units and a warrant to purchase up to 31,250 USARE Class A Units in exchange for Mr. Blitzer’s promise to forgive, at the closing of the Proposed Business Combination, the other 50% of the then-outstanding balance of the Note. Such amounts were forgiven upon the closing of the USARE Business Combination for the consideration described above.

As of December 31, 2024, we believed that amounts not held in trust were not sufficient to pay the costs and expenses to which such proceeds are allocated that are payable prior to the closing of our initial Business Combination. Our costs were primarily expected to be incurred in connection with identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination. As of December 31, 2024, our officers, directors and our Sponsor were permitted, but not obligated to, loan us funds as may be required. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern for a reasonable period of time which is considered to be one year from the date of the issuance of the financial statements, or, if earlier, the date that we will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

On March 13, 2025, the Company consummated the USARE Business Combination with USARE and substantially all of the assets and the business of the combined company are held and operated by USARE and its subsidiaries. USARE has generated no revenues since inception, continues to incur losses from operations, and has an accumulated deficit. Following the closing of the USARE Business Combination, the Company’s ability to continue as a going concern is dependent upon its ability to raise capital, to implement its business plan, generate sufficient revenues, and to control operating expenses.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an aggregate of $27,083 per month to TVC, for the services of Peter Ondishin, Chief Financial Officer, and Kevin Shannon, Chief of Staff. We began incurring such fees on May 24, 2023, and will continue to incur these fees monthly until the earlier of the completion of a Business Combination or our liquidation. On March 28, 2024, we entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of January 1, 2024, was reduced from $27,083 to (i) $17,708 for the period from January 1, 2024 to January 31, 2024 and (ii) $24,091 for the period starting February 1, 2024. On August 9, 2024, the Company entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of April 1, 2024, was reduced from $24,091 to $18,882 for the period starting April 1, 2024. The Monthly Fee was further reduced from $18,882 to $14,746 for the period starting September 1, 2024. On November 8, 2024, the Company entered into the Third Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of November 1, 2024, was reduced from $14,746 to $7,373 for the period starting October 1, 2024. Upon completion of a Business Combination or its liquidation, the Company will cease paying the Monthly Fee.

The underwriters are entitled to a deferred underwriting commission of 5.0% on the base deal and an additional 7.0% on the Units sold pursuant to the underwriters’ option to purchase additional Units, or $13,100,000 in the aggregate, of the gross proceeds of the IPO held in the Trust Account upon the completion of the Company’s initial business combination subject to the terms of the underwriting commission.

Pursuant to the Fee Reduction Agreement, solely in connection with the USARE Business Combination, upon consummation of the USARE Business Combination, CF&CO will accept, in lieu of such Original Deferred Fee: (i) either (at the Company’s option) (A) a cash fee of $4,000,000 or (B) (1) a cash fee of $2,000,000 plus (2) 400,000 shares of New USARE Common Stock, plus (ii) 2.0% of the amount by which the Total Capital Raised (as defined in the Fee Reduction Agreement) exceeds $50,000,000. Additionally, solely if the Company elects to pay the all-cash fee discussed above, CF&CO will forfeit 1,650,000 Placement Warrants.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Net Income per Share

Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 825,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised by the underwriters. At December 31, 2024 and 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income per share is the same as basic income per share for the periods presented.

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.